Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS SECOND QUARTER 2022 RESULTS

- Acquired 150 USPS Properties for $55.1 Million During the Second Quarter -

Cedarhurst, New York, August 2, 2022 (Business Wire) — Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 1,500 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to larger industrial facilities, today announced results for the quarter ended June 30, 2022.

Highlights for the Quarter Ended June 30, 2022

•Acquired 150 USPS properties for approximately $55.1 million, excluding closing costs
•35% growth in revenues from second quarter 2021 to second quarter 2022
•Net income attributable to common shareholders was $1.0 million, or $0.04 per diluted share
•Funds from Operations ("FFO") was $5.4 million, or $0.23 per diluted share
•Adjusted Funds from Operations ("AFFO") was $5.5 million, or $0.24 per diluted share
•4.5% increase in quarterly dividend from the prior year to $0.2325 per share, subsequent to quarter end

“We delivered another productive and successful quarter as we added $55 million of postal properties, bringing our year to date capital deployment to $87 million, ahead of our historical cadence for the first half of the year," stated Andrew Spodek, Chief Executive Officer. “We have been deliberate in our strategy with an incredibly reliable and stable tenant. Postal Realty Trust is well-positioned to drive growth throughout all market cycles with a favorable lease structure, conservative balance sheet and sufficient liquidity to pursue and transact on our proprietary pipeline of opportunities.”

Property Portfolio & Acquisitions

The Company’s owned portfolio is 99.7% occupied, comprised of 1,166 properties across 49 states and one territory with approximately 5.0 million net leasable interior square feet and a weighted average rental rate of $8.53 per leasable square foot based on rents in place as of June 30, 2022.

During the second quarter, the Company acquired 150 properties leased to the USPS for approximately $55.1 million, excluding closing costs, comprising approximately 378,000 net leasable interior square feet at a weighted average rental rate of $10.73 per leasable square foot based on rents in place as of June 30, 2022.

Subsequent to quarter end and through July 29, 2022, the Company acquired 16 properties comprising approximately 42,000 net leasable interior square feet for approximately $4.6 million, excluding closing costs.

As of July 29, 2022, the Company had acquired 216 properties comprising approximately 599,000 net leasable interior square feet for approximately $87 million, excluding closing costs, during 2022. The Company has another 36 properties totaling approximately $14 million under definitive contracts.

Balance Sheet

As of June 30, 2022, the Company had cash of $4.6 million on the balance sheet, and $170.3 million of net debt with a weighted average interest rate of 3.42%.

Dividend

On July 27, 2022, the Company declared a quarterly dividend of $0.2325 per share of Class A common stock. The dividend equates to $0.93 per share on an annualized basis. This represents the twelfth consecutive dividend increase since the Company’s IPO in 2019. The dividend will be paid on August 26, 2022 to stockholders of record as of the close of business on August 8, 2022.

Webcast and Conference Call Details

The Company will host a webcast and conference call to discuss the second quarter 2022 financial results on Wednesday, August 3, 2022, at 8:30 A.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/Investors/events-and-presentations/default.aspx. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

Replay

A telephonic replay of the call will be available starting at 11:30 A.M. Eastern Time on Wednesday, August 3, 2022, through 11:59 P.M. Eastern Time on Wednesday, August 17, 2022, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally. The passcode for the replay is 13730914.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO, AFFO and net debt, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore the Company’s computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and leasing costs that are recurring in nature, excluding all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and business acquisitions and do not correlate with the ongoing operations of the Company’s existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing, legal and accounting fees incurred that were directly related to completed acquisitions or dispositions and integration of acquired business) that are not capitalized and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

The Company calculates its net debt as total debt less cash and property-related reserves. Net debt as of June 30, 2022 is calculated as total debt of approximately $176 million less cash and property-related reserves of approximately $6 million.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of the Company’s operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by the Company’s competitors and other REITs and provides a more complete understanding of the Company’s performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s anticipated growth and ability to obtain financing, renew or replace expiring leases and close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,500 properties leased primarily to the USPS. More information is available at postalrealty.com.

Contact:
Investor Relations and Media Relations
Email: Investorrelations@postalrealtytrust.com
Phone: 516-232-8900

Postal Realty Trust, Inc.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Rental income	$12,135	$8,977	$23,484	$17,464
Fee and other	589	470	1,171	812
Total revenues	12,724	9,447	24,655	18,276

Operating expenses:
Real estate taxes	1,705	1,163	3,295	2,252
Property operating expenses	1,230	815	2,760	1,725
General and administrative	3,309	2,716	6,950	5,285
Depreciation and amortization	4,219	3,219	8,329	6,388
Total operating expenses	10,463	7,913	21,334	15,650

Income from operations	2,261	1,534	3,321	2,626

Other income	187	81	674	117

Interest expense, net:
Contractual interest expense	(1,111)	(621)	(1,797)	(1,266)
Write-off and amortization of deferred financing fees	(155)	(145)	(284)	(290)
Loss on early extinguishment of debt	—	—	—	(202)
Interest income	1	1	1	1
Total interest expense, net	(1,265)	(765)	(2,080)	(1,757)

Income before income tax expense	1,183	850	1,915	986
Income tax expense	(18)	(27)	(29)	(38)

Net income	1,165	823	1,886	948
Net income attributable to Operating Partnership unitholders’ non-controlling interests	(212)	(152)	(338)	(176)

Net income attributable to common stockholders	$953	$671	$1,548	$772

Net income per share:
Basic and Diluted	$0.04	$0.04	$0.06	$0.04

Weighted average common shares outstanding:
Basic and Diluted	18,398,808	13,081,018	18,383,544	12,766,791

Postal Realty Trust, Inc.
Consolidated Balance Sheets
(In thousands, except par value and share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Investments:
Real estate properties, at cost:
Land	$82,999	$64,538
Building and improvements	343,928	278,396
Tenant improvements	6,025	5,431
Total real estate properties, at cost	432,952	348,365
Less: Accumulated depreciation	(25,601)	(20,884)
Total real estate properties, net	407,351	327,481
Investment in financing leases, net	16,168	16,213
Total real estate investments	423,519	343,694
Cash	4,569	5,857
Escrows and reserves	1,378	1,169
Rent and other receivables	2,826	4,172
Prepaid expenses and other assets, net	10,701	7,511
Goodwill	1,536	—
Deferred rent receivable	959	666
In-place lease intangibles, net	16,400	14,399
Above market leases, net	241	249
Total Assets	$462,129	$377,717

Liabilities and Equity
Liabilities:
Term loans, net	$123,824	$49,359
Revolving credit facility	18,000	13,000
Secured borrowings, net	32,908	32,990
Accounts payable, accrued expenses and other, net	8,565	8,225
Below market leases, net	11,133	8,670
Total Liabilities	194,430	112,244

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 18,750,357 and 18,564,421 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	188	186
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	240,403	237,969
Accumulated other comprehensive income	3,250	766
Accumulated deficit	(25,968)	(18,879)
Total Stockholders’ Equity	217,873	220,042
Operating Partnership unitholders’ non-controlling interests	49,826	45,431
Total Equity	267,699	265,473
Total Liabilities and Equity	$462,129	$377,717

Postal Realty Trust, Inc.
Reconciliation of Net Income to FFO and AFFO
(Unaudited)
(In thousands, except share data)

For the Three Months Ended June 30, 2022
Net income	$1,165
Depreciation and amortization of real estate assets	4,202
FFO	$5,367
Recurring capital expenditures	(251)
Write-off and amortization of deferred financing fees	155
Straight-line rent and other adjustments	(159)
Fair value lease adjustments	(525)
Acquisition related expenses	96
Income on insurance recoveries from casualties	(187)
Non-real estate depreciation and amortization	17
Non-cash components of compensation expense	986
AFFO	$5,499
FFO per common share and common unit outstanding	$0.23
AFFO per common share and common unit outstanding	$0.24
Weighted average common shares and common units outstanding, basic and diluted	23,071,569